UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

Alumifuel Power Corporation
(Exact name of registrant as specified in its charter)

Wyoming	333-57946	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blvd. Hidalgo 67, Hermosillo, Mexico	83260
(Address of principal executive offices)	(Zip code)

(971) 285-4570
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 — REGULATION FD

Item 7.01 Regulation FD Disclosure

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that in addition to our SEC filings, press releases, public conference calls and webcasts, we may announce material financial information on our website, www.alumifuelpowercorp.com. We use these channels as well as social media to communicate with the public about our company, our services, our products and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the social media channels listed below.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

7.1	Press Release Signing of Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Alumifuel Power Corporation
By	/s/ Pedro Villagran-Garcia
Name: Pedro Villagran-Garcia Title: President & CEO

Date:  October 22, 2018

INDEX TO EXHIBITS

Exhibit No.	Description

7.1	Press Release Signing of Letter of Intent